UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2009

AIRSPAN NETWORKS INC.
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-31031	75-2743995
(Commission file number)	(I.R.S. Employer Identification No.)

777 Yamato Road, Suite 310, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip code)

(561) 893-8670
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

In a press release dated March 31, 2009 (the “Press Release”), Airspan Networks Inc. (the “Company”) announced results for the year ended December 31, 2008.  A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Press Release also announced the Company’s intent to voluntarily delist its common stock, par value $0.0003 per share (the “Common Stock”), from the NASDAQ Global Market (“NASDAQ”) and to voluntarily terminate the registration of its Common Stock under the Securities Exchange Act of 1934, as amended.  In connection therewith, the Company notified NASDAQ on March 31, 2009 of the Company’s intention to file a Form 25 on or about April 10, 2009.  The Company anticipates that the Form 25 will become effective ten days following its filing.  Following delisting from NASDAQ, the Common Stock will be quoted in the over-the-counter market in the “Pink Sheets,” a centralized electronic quotation service for over-the-counter securities.  The Company expects its Common Stock will continue to trade in the Pink Sheets, so long as market makers demonstrate an interest in trading in the Common Stock.  The Company can give no assurance that its Common Stock will continue to be actively traded in the Pink Sheets or on any other quotation medium.

On or about April 20, 2009, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to voluntarily effect the deregistration of its Common Stock.  The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its Common Stock.  Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended.  The Company expects the deregistration to become effective 90 days after filing the Form 15 with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRSPAN NETWORKS INC.

By:	/s/ David Brant
David Brant
Senior Vice President and Chief Financial Officer

Date:  March 31, 2009

EXHIBIT INDEX

99.1	Press Release dated March 31, 2009